UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 14, 2017

Simlatus Corp.
(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)
Phone: (530) 205-3437
(Company's Telephone Number)

ITEM 3.03 Material Modifications to Rights of Shareholders
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws

Effective as of November 14, 2017 the Board of Directors of the Company determined that it was in the best interest of the Corporation, as well as in the best interest of the Shareholders of the Corporation, to Amend the Articles of Incorporation, and pursuant to the Reverse Split of the Corporation's issued and outstanding shares of 1 for 1,500, and to reduce the amount of Authorized Common Shares to 900,000,000 Shares at par value $0.00001 per share.
ITEM 9.01 Financial Statements and Exhibits
 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS OF SIMLATUS CORPORATION	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2017

Simlatus Corporation

By: /s/ Robert Stillwaugh
Robert Stillwaugh, CEO and Chairman

/s/ Mike Schatz
Mike Schatz, COO, Treasurer, Director